CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Health In Harmony Inc., for the year ending October 31, 2012, I, Nickolay Kukekov, the principal financial officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.     Such yearly Report on Form 10-K for the year ending October 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in such yearly report on Form 10-K for the year ended October 31, 2012, fairly represents in all material respects, the financial condition and results of operations of Health In Harmony Inc.

Date: February 13, 2013

/s/ Nickolay Kukekov
Nickolay Kukekov Principal Financial Officer